Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" in the prospectus and to the use of our report dated April 13, 2001 with respect to the statutory-basis financial statement and schedule of Transamerica Occidental Life Insurance Company, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-71956) and related Prospectus of Transaccumulator VUL cv, A Flexible Premium Variable Universal Life Insurance Policy.


/s/ Ernst & Young LLP


Des Moines, Iowa
January 2, 2002